EQUIPMENT PURCHASE AGREEMENT

THIS EQUIPMENT PURCHASE AGREEMENT (this "Agreement"), dated as of September 17, 2020 (the "Effective Date"), is entered into by and among Rocky Mountain High Brands, Inc., a Nevada corporation, ("Purchaser"), and Mogul Trading, LLC, a Wyoming limited liability company ("Seller").

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, assets owned by Seller upon the terms and subject to the conditions of this Agreement.

Now, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF ACQUIRED ASSETS

Purchase and Sale. (a) On the terms and subject to the conditions of this Agreement,at the Closing, Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase from Seller, all the right, title and interest of Seller in, to and under the Acquired Assets (as hereinafter defined), for the total purchase price of 32,000,000 fully paid, non-assessable shares of Purchaser's common stock (the "Purchase Price"), which stock is being issued under Rule 144 of the Securities Act.

Section 1.1. The purchase and sale of the Acquired Assets is referred to in this Agreement as the "Acquisition." THIS IS AN ASSET PURCHASE ONLY AND NO LIABILITIES OF SELLER ARE BEING ASSUMED BY PURCHASER.

Section 1.2. Acquired Assets.

(a)	The term ;'Acquired Assets" means all of the assets of Seller of any nature whatsoever, including but not limited to the following assets of Seller:

All of those assets and equipment identified and set forth in Exhibit "A" attached hereto, together with all ancillary equipment and operational manuals related to such Acquired Assets. Purchaser understands that such Equipment is being purchased "AS IS WHERE IS" subject to the terms in Section 1.3 (a) below.

The Purchase Price included delivery of all of the Acquired Assets to Purchaser's manufacturing plant in Plano Texas and installation of all of the Acquired Assets in proper working condition to Purchaser's satisfaction. This is all done at Seller's sole cost and expense.

Section 1.3. Inspection of Acquired Assets and Valuation Documentation.

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(a) Seller will provide purchase receipts for the Acquired Assets, as well as the opportunity to inspect the Acquired Assets upon arrival in Purchaser's manufacturing facility in Plano Texas. The purchase receipts are intended in part to evidence the value of the Acquired Assets by stating what Seller or any predecessor in interest paid for such Acquired Assets. Notwithstanding anything contained herein to the contrary, if the Purchaser has any issue with the condition of the Acquired Assets, or the information contained in the purchase receipts, then the Parties will attempt to resolve such problems. Seller agrees to take such steps as are necessary for the Equipment to be in good working condition and capable of operating as intended by the original manufacturer of the Equipment. If the Parties are unable to come to a mutually acceptable agreement, then this Agreement may be terminated by Purchaser, the Purchase Price shall be returned and the shares evidencing the Purchase Price shall be cancelled.

ARTICLE II

THE CLOSING

Section 2.1. Closing Date. The closing of the Acquisition (the "Closing") shall take place on or before September 17, 2020, or at such other date as may be agreed upon in writing by Seller and Purchaser. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date". The Closing may also be effectuated with the exchange of closing documents by facsimile or electronic mail and delivery of Purchaser's shares.

Section 2.2. Transactions To Be Effected at the Closing. At the Closing:

(a)	Seller and the Shareholders shall execute and deliver, if appropriate, to Purchaser the following:

(i)	A Bill of Sale and Assignment in the form attached hereto as Exhibit "A"; and

(ii)            such other documents as Purchaser or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement.

(b)	Purchaser shall deliver to Seller the following:

(i)	the Purchase Price as described in Section 1.1 hereof;

(ii)	such other documents as Seller or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Seller represents and warrants to Purchaser as follows:

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Section 3.1. Organization, Standing and Power. Seller is a Wyoming limited liability company, duly organized, validly existing and in good standing under the laws of the State of Wyoming and has full corporate power and authority and possesses all governmental :franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on the Business as presently conducted.

Section 3.2. Authority; Execution and Delivery; Enforceability. Seller has full power and authority to execute this Agreement and to consummate the Acquisition and the other transactions contemplated hereby. The execution and delivery by Seller of this Agreement and the consummation by Seller of the Acquisition and the other transactions contemplated hereby and thereby have been duly authorized by all necessary action. Seller and Shareholders have duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

Section 3.3. No Conflicts; Consents. The execution and delivery by Seller of this Agreement do not (a) conflict with, (b) result in any violation of or default under, (c) give rise to (i) a right of termination, cancellation or acceleration of any obligation under, (ii) a loss of a material benefit under or (iii) increased, additional, accelerated or guaranteed rights or entitlements of any person under, or (d) result in the creation of any Lien upon any of the properties or assets of Seller under any provision of the certificate or articles of incorporation and by-laws of Seller. No consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, any third party or any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required to be obtained or made by or with respect to Seller in connection with the execution, delivery and performance of this Agreement or the consummation of the Acquisition.

Section 3.4. Sufficiency of Acquired Assets. Seller has good and valid title to all of the Acquired Assets that are to be transferred by Seller to Purchaser pursuant to this Agreement, in each case free and clear of all mortgages, liens, security interests, charges, leases, subleases, covenants, options, claims, restrictions or encumbrances of any kind.

Section 3.5. Proceedings. There are no pending suits, actions or proceedings (collectively, "Proceedings" and each, a "Proceeding") or claims against or affecting any Acquired Asset. Seller is not a party or subject to or in default under any judgment applicable to any Acquired Asset. To the knowledge of Seller, there is no pending or threatened investigation of or affecting any Acquired Asset.

Section 3.6. Compliance with Applicable Laws. Seller has not received any written notice that any investigation or review by any Governmental Entity with respect to any Acquired Asset is pending or that any such investigation or review is contemplated.

Section 3.7. Disclosure. No representation or warranty of Seller contained in this Agreement, and no statement contained in any document, certificate, Exhibit or Schedule furnished or to be furnished by or on behalf of Seller to Purchaser or any of Purchaser's representatives pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will

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this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate, Exhibit or Schedule.

Purchaser represents and warrants to Seller and the Shareholders as follows:

Section 3.8. Organization, Standing and Power. Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

Section 3.9. Authority; Execution and Delivery; Enforceability. Purchaser has full power and authority to execute this Agreement and to consummate the Acquisition and the other transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and the consummation by Purchaser of the Acquisition and the other transactions contemplated hereby and thereby will be duly authorized by all necessary corporate action. Purchaser has duly executed and delivered this Agreement, and this Agreement constitutes, the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

Section 3.10. No Conflicts; Consents. The execution and delivery by Purchaser of this Agreement do not conflict with any contract to which Purchaser is a party. No consent of or registration, declaration or filing with any third party or any Governmental Entity is required to be obtained or made by or with respect to Purchaser in connection with the execution, delivery and performance of this Agreement or the consummation of the Acquisition or the other transactions contemplated hereby and thereby.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.1. Conditions to Obligations of Purchaser. The obligation of Purchaser to complete the Acquisition is subject to the satisfaction (or waiver by Purchaser) on or prior to the Closing Date of the following conditions:

(a)                Representations and Warranties. The representations and warranties of Seller made in this Agreement shall be true and correct.

(b)               Performance of Obligations of Seller. Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller by the time of the Closing.

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(c)                Absence of Proceedings. There shall not be pending or threatened by any Governmental Entity any Proceedings (or by any other person any Proceedings that has a reasonable likelihood of success), challenging or seeking in any respect to restrain or prohibit the Acquisition or any other transaction contemplated by this Agreement.

(d)	Consents. Seller shall have received written consents from all persons necessary or appropriate to effect the Acquisition.

Section 4.2. Conditions to the Obligations of Seller. The obligation of Seller to complete the Acquisition is subject to the satisfaction (or waiver by Seller) on or prior to the Closing Date of the following conditions:

(a)	Representations and Warranties. The representations and warranties of Purchaser made in this Agreement shall be true and correct.
(b)	Performance of Obligations of Purchaser. Purchaser shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser by the time of the Closing.

ARTICLE V

TERMINATION, AMENDMENT AND WAIVER

Section 5.1. Termination.

(a)                Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Acquisition and the other transactions contemplated by this Agreement abandoned at any time prior to the Closing Date:

(i)	by mutual written consent of Purchaser and Seller;

(ii)	by Seller if (i) Purchaser breaches or fails to perform or comply with any of its material covenants or agreements contained herein, or breaches its representations and warranties in any material respect, (ii) Seller has notified Purchaser in writing of the breach, and (iii) the breach is incapable of being cured or has continued without cure for a period often (10) days after the notice of breach; or
(iii)	by Purchaser if (i) Seller breaches or fails to perform or comply with any of its material covenants or agreements contained herein, or breach the representations and warranties made by Seller in any material respect. (ii) Purchaser has notified Seller in writing of the breach and (iii) the breach is incapable of being cured or has continued without cure for a period often (10) days after the notice of breach.

Section 5.2. Effect of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described herein, this Agreement shall become null and void and of no further force and effect.

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Section 5.3. Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

ARTICLE VI

INDEMNIFICATION

Section 6.1. Indemnification by Seller. Seller shall indemnify Purchaser and its affiliates and each of their respective officers, directors, partners, members, managers, employees, stockholders, agents and representatives agains and hold them harmless from, any loss, liability, obligations, claim, damage or expense (including reasonable legal fees and expenses) ("Losses"), as incurred (payable within thirty (30) days after receipt of a written request), for or on account of, or arising from or in connection with or otherwise in respect of:

(a)               any breach of any representation or warranty of Seller that survives the Closing contained in this Agreement; or

(b)	any breach of any covenant of Seller contained in this Agreement.

Section 6.2. Indemnification by Purchaser. Purchaser shall indemnify Seller and its officers, directors, shareholders, employees, agents and representatives against, and agrees to hold them harmless from, any Losses, as incurred (payable promptly upon written request), for or on account of, or arising from or in connection with or otherwise with respect of:

(a)	any breach of any representation, warranty of Purchaser contained in this Agreement; or

(b)	any breach of any covenant of Purchaser contained in this Agreement.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by Seller without the prior written consent of Purchaser. Purchaser may assign this Agreement to an entity controlled by Purchaser by providing written notice to Seller.

Section 7.2. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

Section 7.3. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or facsimile, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

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To the Seller:

Mogul Trading, LLC

Attn: Rameel Sheikh

525 N. Sam Houston Parkway E Houston TX 77060

To the Purchaser:

Rocky MoW1tain High Brands, Inc. Attn: David M. Seeberger

1000 Shiloh Rd., Suite 200

Plano, TX 75074

Section 7.4. Interpretation; Exhibits and Schedules; Certain Definitions.

(a)                The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

(b)	For all purposes hereof:

"affiliate" of any person means another person that directly or indirectly, through one or more intennediaries, controls, is controlled by, or is under common control with, such first person, and, in the ca'ie of Seller, shall be deemed to include the shareholders of Seller.

'"including" means including, withoutlimitation.

"person" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

Section 7.5. CoW1terparts . This Agreement may be executed in one or more counterparts, aJl of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

Section 7.6. Entire Agreement. 1bis Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and Wlderstandings relating to such subject matter. No party shall be liable

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or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.

Section 7.7. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

Section 7.8. Consent to Jurisdiction. Purchaser and Seller irrevocably submit to the exclusive jurisdiction of the courts of the State of Texas, County of Dallas, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.

Section 7.9. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

Section 7.10. Seller's Knowledge. For purposes of this Agreement, "Seller's knowledge" shall mean the actual knowledge, upon reasonable investigation or inquiry, of the Shareholders of Seller.

(Signature page follows)

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IN WITNESS WHEREOF, this Note has been executed effective the date and place first written above.

SELLER: MOGUL TRADING, LLC

By: /s/ Rameel Sheikh

By: /s/ Agha Ali

PURCHASER: ROCKY MOUNTAIN HIGH BRANDS, INC.

By: /s/ David M. Seeberger

David M. Seeberger, CEO

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EXHIBIT " A"

BILL OF SALE

This BILL OF SALE (this "Bill of Sale") is made as of September 17, 2020, from MOGUL TRADING, LLC, a Wyoming limited liability company ("Seller"), to Rocky Mountain High Brands, Inc., a Nevada corporation ("Purchaser"). All capitalized terms herein shall have the same meaning as prescribed to them in the Purchase Agreement (defined below).

RECITALS:

A.	Seller and Purchaser entered into an Equipment Purchase Agreement dated as of September 17, 2020 (the "Purchase Agreement").

B.	Pursuant to the Purchase Agreement, Seller has agreed to sell and convey the Acquired Assets (as defined in the Asset Purchase Agreement) to Purchaser as of the date hereof. The Assets are generally described and set forth in Exhibit "1" attached to this Bill of Sale.

C.	This Bill of Sale is executed and delivered pursuant to the Purchase Agreement.

In consideration of the premises and agreements contained herein and in the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and Owners hereby act and agree as follows:

1.                  Conveyance of Assets. Seller hereby sells, conveys, transfers, assigns and delivers to Purchaser and its successors and assigns the Acquired Assets and all rights, titles and interests therein with all appurtenances thereto, TO HAVE AND TO HOLD, unto Purchaser, its successors and assigns forever.

2.                  Additional Rights and Obligations of Seller and Owners. Seller hereby agrees and acknowledges that additional rights and obligations of Seller are expressly provided for in the Purchase Agreement, and that the execution and delivery of this Bill of Sale shall not expand, impair or diminish any of the rights or obligations of any of the parties to the Purchase Agreement, as set forth therein. Seller acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

3.                  Counterparts. This Bill of Sale may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

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4.                  Descriptive Headings.. The descriptive headings of this Bill of Sale are for convenience of reference only and shall not be deemed to affect the meaning or construction of any provisions hereof.

5.                 Governing Law; Attorneys’ Fees. This Bill of Sale shall be governed by, construed, interpreted and applied in accordance with the laws of the Sate of Texas, without giving effect to any conflict of laws rules that would refer the matter to the laws of another jurisdiction.

6.                   Successors and Assigns. This Bill of Sale, and all the terms and provisions hereof, shall insure to the benefit of, and be binding upon, the assigns, successors, heirs, executors and administrators of the parties to the Purchase Agreement.

7.                   Reformation; Severability. In case any provision hereof shall be invalid, illegal or unenforceable, such provision shall be reformed to best effectuate the intent of the parties to the Purchase Agreement and permit enforcement thereof, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If such provision is not capable of reformation, it shall be severed from this Bill of Sale and the enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, this Note has been executed effective the date and place first written above.

SELLER: MOGUL Trading, LLC

By: /s/ Rameel Sheikh

PURCHASER: ROCKY MOUNTAIN HIGH BRANDS, INC.

By: David M. Seeberger

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EXHIBIT "1"

Date: 1-09-2020

S.No.	Description	Model No.	Speed BPH	Length	Width	Height	Motor Detail
1	Mono Block Filler 16 x 12 x 6	CGF 16/12/6	5000 to 6000	7'-4½"	5'-4"	6'-10½"	1.5 KW, 50Hz, Volt 440v, 3.1A, 1400rpm.
				2250mm	1630mm	2100mm	
	Air Conveyor with Blower			7'	5¼"	4'-11"	.25 KW, 50Hz, Volt 440v, 0.3A 2800rpm.
				2140mm	130mm	1500mm	
	Out let Conveyor			8'-9"	4½"	4'-3"	.37 KW, 50Hz, Volt 440v, 0.9A, 1390rpm.
				2975mm	110mm	1,300	
	Cap Feeder with Blower			1'-11"	1'-9½"	5'-9"	.25 KW, 50Hz, Volt 440v,0.3A 2800rpm.
				584.5mm	546mm	1752.5mm	
	S.STurn Table			3'	3'	2'-6"	.75Kw,50Hz, Volt 440, 2A, 1400rpm
				914.4mm	914.4mm	762mm	
2	12 Nozzeles Rotary Filler	BA2014-15	4,000 to 5,000	4'-4"	3'-3½"	6'-6"	1kw,50Hz, Volt 440,2.75A,1400rpm
				1321mm	1003mm	1981mm	
	Single Head Capper			2'	2'	8'	1kw,50Hz, Volt 440,2.75A,1400rpm
				609.5mm	609.5mm	2438mm	
	S.S Conveyor			30'-9"	3"	2'-9"	1kw,50Hz, Volt 440,2.75A,1400rpm
				9372.5mm	76.5mm	838mm	
	S.STurn Table			3'	3'	2'-6"	.37 KW, 50Hz, Volt 440v, 0.9A, 1400rpm.
				914.4mm	914.4mm	762mm	
3	Semi-Automatic Spindle Capper	SSP-CII	Max. 10,000 to12,000	3'-4"	3'-2"	5'-8"	8th Servo motor 220 volt
				1016mm	965mm	1727mm	
	S.S Conveyor			3'	3'	2'-6"	.37 KW, 50Hz, Volt 440v, 0.9A, 1400rpm.
				914.4mm	914.4mm	762mm	

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4	12 Nozzeles Rotery Filler	FBE12F06	4,000 to 5,000	4'-4"	3'-3½"	6'-6"	1kw,50Hz, Volt 440,2.75A,1400rpm
				1321mm	1003mm	1981mm	
	Single Head Capper			2'	2'	8'	1kw,50Hz, Volt 440,2.75A,1400rpm
				609.5mm	609.5mm	2438mm	
	S.S Conveyor			30'-9"	3"	2'-9"	1kw,50Hz, Volt 440,2.75A,1400rpm
				9372.5mm	76.5mm	838mm	
	S.STurn Table			3'	3'	2'-6"	.37 KW, 50Hz, Volt 440v, 0.9A, 1400rpm.
				914.4mm	914.4mm	762mm	
5	S.S Two Head Filler	SSF-FII	3,000 to 4,000	3'	2'-4"	6'-6"	Operat with pneumatic cylinder/Volve
				914.5mm	711mm	1,981	
	S.S Conveyor	SSC-CII		30'-9"	3"	2'-9"	1Hp, 440 Volt, 50hZ
				9372.5mm	76.5mm	838mm	
	Cap Feeder With Vibrator	SSC-PII		2'-2"	2'-2"	4'-10"	Total power use.5 Kw
				660mm	660mm	1473mm	
	Outlet S.S Conveyor for Packing	SSC-PTII		6'-10"	2'-6"	2'-9"	Total power use.5 Kw
				2083mm	762mm	838mm	
6	S.S Four Head Filler	FBE04-F2	2,000 to 3,000	2'-7"	2'-6"	5'-4"	Operate with pneumatic cylinder/Volve
				786.4mm	762mm	1624.6mm	
	S.S Conveyor	FBE04-C1		10'	4"	2'-6"	1Hp, 440 Volt, 50hZ
				3048mm	100.5mm	762mm	
	Capper with Cap Feeder	FBE04-CP3		3'-6"	3'-2"	6'-6"	Total Load 2kw, 440Volt, 50Hz
				1066.8mm	964.7mm	1,981	
7	Self Adhesive Labeler for Round Bottle (3 Units)	HS601L	3,000 to 4,000	8'-2"	2'-8"	4"-3"	Total Load 2kw, 440Volt, 50Hz
				2500mm	800mm	1300mm	
8	Robopac Ecoplat Pallet Wrapper	Rotoplat 107	120 Pallets P/H	8'	5'-6"	9'-4"	230VAC, 1Phase, 50/60Hz
				2438.4mm	1624.6mm	2843.8mm	

Total Production Speed of Five Fillers 18,000 to 23,000

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